AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 3rd day of November, 1999, by and between Flanders Corporation, a North Carolina corporation (formerly known as Elite Acquisitions, Inc.) ("Flanders Corporation"), Flanders Filters, Inc., a North Carolina corporation ("Flanders Filters") (Flanders Corporation and Flanders Filters are sometimes hereinafter collectively referred to as the "Company"), and Steven Clark ("Clark" or the "Executive"). In this Amendment, Flanders Corporation, Flanders Filters, and Clark, together with their successors and permitted assignees, are separately referred to as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

    WHEREAS, Flanders Corporation, Flanders Filters and Clark entered into an Employment Agreement (the "Agreement") dated December 15, 1995, and amended on December 4, 1997.

    WHEREAS, Flanders Corporation, Flanders Filters and Clark amended the Agreement on November 3, 1999; and

    WHEREAS, Flanders Corporation, Flanders Filters and Clark desire to further amend the Agreement upon the terms provided herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

    1.  AMENDMENT TO TERM.

    Section 3 of the Agreement is hereby amended as follows:

        The employment of the Executive by the Company under the provisions of this Agreement shall end on December 31, 2010, unless further extended or sooner terminated as hereinafter provided. On December 31, 2010, and on the last day of December each year thereafter, the term of the Executives employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an additional two year period from the date thereof unless, at least six (6) months before such December 31, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executives employment hereunder will not be extended beyond its existing duration.

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    2.  NO FURTHER AMENDMENT

        Except as provided above, the Agreement shall remain in full force and effect, unless further amended pursuant to the terms of the Agreement.

    IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment as of the day and year first above written.

                                      FLANDERS CORPORATION

                                      By:   /s/ Robert R. Amerson
                                      Its:  CEO



                                      FLANDERS FILTERS, INC.

                                      By:   /s/ Robert R. Amerson
                                      Its:  CEO




                                      STEVEN CLARK

                                      /s/ Steven K. Clark
                                      Steven Clark

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